EXHIBIT 99.2

NOTICE OF BANK ADDITION

Citibank, N.A., as Administrative Agent
for the Banks parties
to the Credit Agreement
referred to below
1615 Brett Rd.
New Castle, Delaware 19720
Attention: Bank Loan Syndications

Citicorp North America, Inc.
233 South Wacker Drive
Chicago, Illinois 60606
Attention:  Marianne O’Donnell

Ladies and Gentlemen:

The undersigned, Caterpillar Inc. and Caterpillar Financial Services Corporation (the “Borrowers”), refer to the Credit Agreement (364-Day Facility) dated as of March 31, 2009, as the same may be amended, restated, supplemented or otherwise modified from time to time (the “Credit Agreement,” the terms defined therein being used herein as therein defined), among the Borrowers, certain Banks parties thereto, and Citibank, N.A., as Administrative Agent for said Banks, and hereby give you notice, pursuant to Section 2.05(c) of the Credit Agreement that the Borrowers request a Bank Addition, and in that connection set forth below the information relating to such proposed Bank Addition (the “Proposed Bank Addition”) as required by Section 2.05(c) of the Credit Agreement:

(i)	The Business Day of the Proposed Bank Addition is April 7, 2009.
(ii)	The name and address of the proposed Added Bank are as follows:
The Bank of Tokyo-Mitsubishi UFJ, Ltd.
227 West Monroe, Suite 2300
Chicago, IL 60606
(iii)	The amount of the Commitment of the proposed Added Bank, after giving effect to the Proposed Bank Addition, would be $75,000,000.

Very truly yours,
CATERPILLAR INC.

By:	/s/ Kevin E. Colgan
	Name:	Kevin E. Colgan
	Title:	Treasurer

CATERPILLAR FINANCIAL SERVICES CORPORATION

By:	/s/ David A. Kacynski
	Name:	David A. Kacynski
	Title:	Treasurer

ASSUMPTION AND ACCEPTANCE

Dated April 7, 2009

Reference is made to the Credit Agreement (364-Day Facility) dated as of March 31, 2009, as the same may be amended, restated, supplemented or otherwise modified from time to time (the “Credit Agreement”) among Caterpillar Inc. and Caterpillar Financial Services Corporation (the “Borrowers”), the Banks (as defined in the Credit Agreement), and Citibank, N.A., as Administrative Agent for the Banks (the “Administrative Agent”).  Unless otherwise defined herein, terms defined in the Credit Agreement are used herein with the same meaning.

The Borrowers and The Bank of Tokyo-Mitsubishi UFJ, Ltd. (the “Added Bank”) agree as follows:

1.  The Borrowers have requested the Added Bank to become a Bank under the Credit Agreement and to accept and make a Commitment and Commitment under the Credit Agreement in the amounts set forth on Schedule 1 hereto and the Added Bank has agreed to so become a Bank and accept and make a Commitment and Commitment under the Credit Agreement in such amounts. The Added Bank agrees, upon the Effective Date of this Assumption and Acceptance, to purchase a participation in any Revolving Credit Advances which are outstanding on the Effective Date in the amount determined pursuant to Section 2.05(d) of the Credit Agreement.

2.  The Added Bank hereby acknowledges and agrees that neither the Administrative Agent nor any Bank (i) has made any representation or warranty, nor assumed any responsibility, with respect to any statements, warranties or representations made in or in connection with the Credit Agreement, or the execution, legality, validity, enforceability, genuineness, sufficiency or value of the Credit Agreement or any other instrument or document furnished pursuant thereto; or (ii) has made any representation or warranty, nor assumed any responsibility, with respect to the financial condition of any Borrower or the performance or observance by any Borrower of any of its obligations under the Credit Agreement or any other instrument or document furnished pursuant thereto.

3.  Following the execution of this Assumption and Acceptance by the Added Bank and the Borrowers, it will be delivered to the Administrative Agent for acceptance by the Administrative Agent.  The effective date of this Assumption and Acceptance shall be the date of acceptance thereof by the Administrative Agent, unless a later date therefor is specified on Schedule 1 hereto (the “Effective Date”).

4.  Upon such acceptance by the Administrative Agent, as of the Effective Date, (i) the Added Bank shall, in addition to the rights and obligations under the Credit Agreement held by it immediately prior to the Effective Date, if any, have the rights and obligations under the Credit Agreement that have been assumed by it pursuant to this Assumption and Acceptance.

5.  Upon such acceptance by the Administrative Agent, from and after the Effective Date, the Administrative Agent shall make all payments under the Credit Agreement and the Notes, if any, in respect of the Commitment and Commitment assumed hereby (including, without limitation, all payments of principal, interest, Facility Fees and Term Loan Premium with respect thereto) to the Added Bank.

6.  This Assumption and Acceptance shall be governed by, and construed in accordance with, the laws of the State of New York (including Sections 5-1401 and 5-1402 of the General Obligations Laws of the State of New York but otherwise without regard to the conflict of law principles thereof).

IN WITNESS WHEREOF, the Added Bank and the Borrowers have caused this Assumption and Acceptance to be executed by their respective officers thereunto duly authorized, as of the date first above written, such execution being made on Schedule 1 hereto.

Schedule 1
to
Assumption and Acceptance

Dated April 7, 2009

Section 1.
Added Bank’s Commitment after giving effect to this Assumption and Acceptance:	$75,000,000

Section 2.
Effective Date	April 7, 2009

Section 3.
Domestic Lending Office	The Bank of Tokyo-Mitsubishi UFJ, Ltd. 227 West Monroe, Suite 2300 Chicago, IL 60606 Attention: Alex Lam Phone: (312) 696-4662 Fax: (212) 782-6440 with a copy to (312) 696-4535
Eurocurrency Lending Office	The Bank of Tokyo-Mitsubishi UFJ, Ltd. 227 West Monroe, Suite 2300 Chicago, IL 60606 Attention: Alex Lam Phone: (312) 696-4662 Fax: (212) 782-6440 with a copy to (312) 696-4535

CATERPILLAR INC.

By:	/s/ Kevin E. Colgan
	Name:	Kevin E. Colgan
	Title:	Treasurer

CATERPILLAR FINANCIAL SERVICES CORPORATION

By:	/s/ David A. Kacynski
	Name:	David A. Kacynski
	Title:	Treasurer

THE BANK OF TOKYO-MITSUBISHI UFJ, LTD.

By:	/s/ Alex Lam
	Name:	Alex Lam
	Title:	Vice President and Manager

Accepted this 7th day of April, 2009

CITIBANK, N.A.

By:	/s/ Kevin A. Ege
	Name:	Kevin A. Ege
	Title:	Vice President